As filed with the Securities and Exchange Commission on October 1, 2009
Registration No. 333–158960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON
FORM S-3
TO
FORM S-4
REGISTRATION STATEMENT
Under
The Securities Act Of 1933
FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	37-1490331 (I.R.S. Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida (Address of Principal Executive Offices)	32204 (Zip Code)
Ronald D. Cook
Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary
601 Riverside Avenue
Jacksonville, Florida 32204
(Name and Address of Agent for Service)
(904) 854–5000
(Telephone Number, Including Area Code, of Agent for Service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed	Amount of
Title of each class of	to be	Offering Price Per Share	Maximum Aggregate	Registration
securities to be registered	Registered	of Common Stock	Offering Price	Fee
Common Stock, par value $0.01 per share	1,827,475 (1)	(2)	(2)	(2)

(1)	Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	This Post-Effective Amendment No. 2 on Form S-3 covers securities that were originally registered on FIS’ Registration Statement on Form S-4 (File No. 333-158960), as amended. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4, to which this Post-Effective Amendment No. 2 relates.

PROSPECTUS
FIDELITY NATIONAL INFORMATION SERVICES, INC.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-5000
1,827,475 Shares
Common Stock

     We are offering a total of up to 1,827,475 shares of our common stock that are issuable to certain former employees of Metavante Technologies, Inc. upon the exercise or settlement of outstanding awards issued under the Metavante 2007 Equity Incentive Plan, which we have assumed in connection with our acquisition of Metavante on October 1, 2009. We will receive the exercise price of the options if and when such options are exercised. See “Description of the Metavante 2007 Equity Incentive Plan.”
     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
     Fidelity National Information Service’s common stock is traded on the New York Stock Exchange under the symbol “FIS.”
     Investing in our Securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 3, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus is dated October 1, 2009.

-i-

EXPLANATORY NOTE
     Fidelity National Information Services, Inc., a Georgia corporation (the “Registrant’), hereby amends its Registration Statement on Form S-4 (File No. 333-158960), as amended by pre-effective amendment nos. 1, 2 and 3 (the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-3 relating to up to 1,827,475 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that are reserved for issuance by the Registrant upon the exercise or settlement of awards issued under the Metavante 2007 Equity Incentive Plan that are held by former employees of Metavante. All such shares of Common Stock were originally registered on the Form S-4.
     On October 1, 2009, Metavante Technologies, Inc., a Wisconsin corporation (“Metavante”) merged with and into a wholly owned subsidiary of the Registrant (the “Merger”). Pursuant to the terms of the Merger, at the effective time of the Merger, awards issued under the Metavante 2007 Equity Incentive Plan were assumed by the Registrant and converted into awards with respect to the Registrant’s Common Stock, based on a formula described in the Form S-4.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the investor relations page of our corporate website at www.fidelityinfoservices.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
INFORMATION INCORPORATED BY REFERENCE
     The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede, or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
     This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until the termination of the offering of these securities:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (as amended by the Annual Report on Form 10-K/A filed on March 10, 2009);

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	The Registrant’s Current Reports on Form 8-K filed April 1, 2009, April 3, 2009, April 6, 2009, June 22, 2009, September 3, 2009, and September 4, 2009 (in each case, other than information that is furnished but that is deemed not to have been filed); and

•	The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 10, as amended (File No. 1-16427), filed with the SEC on April 3, 2001 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.
     Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.
     Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:
Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: Investor Relations
Telephone: (904) 854-3282

     You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference forward-looking statements about us that are intended to be subject to the safe harbors created under U.S. federal securities laws. These statements include descriptions of products or services, our plans or objectives for future operations, including forecasts of revenues, earnings, cash flows, or other measures of economic performance. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.
     By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those set forth under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in the prospectus supplement filed with the SEC on July 22, 2009, and other factors described in our reports filed from time to time with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, and results of operations.
     We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events, or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the prospectus and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition, or prospects.
RISK FACTORS
     Investing in our Common Stock involves risks. Before purchasing any securities we offer, you should carefully consider the cautionary factors that are incorporated by reference herein from FIS’ Annual Report on Form 10-K for the year ended December 31, 2008 (as amended by the Annual Report on Form 10-K/A filed on March 10, 2009) and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and that are set forth in the prospectus supplement filed with the SEC on July 22, 2009. You should also consider any other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
DESCRIPTION OF THE METAVANTE 2007 EQUITY INCENTIVE PLAN
General Plan Information
     Introduction. The Metavante 2007 Equity Incentive Plan (as amended and restated, the “EIP”) was originally approved by the shareholders of Metavante on October 25, 2007, became effective on November 1, 2007 and, unless earlier terminated, will terminate November 1, 2017. Any award outstanding under the EIP at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.
     Pursuant to the merger agreement entered into on March 31, 2009 by and among FIS, a wholly owned subsidiary of FIS, and Metavante (the “Merger Agreement”), Metavante was merged with and into a direct, wholly owned subsidiary of FIS. In connection with, and as a result of, the Merger, FIS assumed the EIP, and outstanding awards under the EIP in respect of Metavante common stock were converted into awards in respect of FIS Common Stock. FIS intends to use shares available under the EIP to grant certain post-transactional grants under the EIP in accordance with, and to the extent permitted by, Section 303A.08 of the NYSE Listed Company Manual.
     The EIP is designed to attract and retain certain selected officers, key employees, non-employee directors and appropriate third parties of FIS and its subsidiaries who are eligible to receive awards under the EIP and whose skills and talents are important to FIS’ operations, and reward them for making major contributions to the success of FIS. These objectives are accomplished by making awards under the EIP, thereby providing participants with a proprietary interest in the growth and performance of FIS.
     Awards under the EIP may include incentive stock options (“ISOs”) (prior to October 1, 2009) and non-statutory stock options (“NSOs”), shares of restricted stock or restricted stock units, stock appreciation rights (“SARs”), and performance stock or performance units, each as described below.
     Administration. The EIP is administered by the Compensation Committee of the FIS Board of Directors (the “Board”), unless the Board designates a different committee. The committee designated to administer the EIP (the “Committee”) has full and exclusive power to interpret the EIP, determine which persons are eligible to receive awards, grant waivers of award restrictions, and adopt such rules, regulations and guidelines for carrying out the EIP as it may deem necessary or proper, all of which powers will be executed in the best interests of FIS and in keeping with the objectives of the EIP. All determinations made by the Committee regarding the EIP or an award will be binding and conclusive with respect to FIS, the participants, and any other interested persons. Notwithstanding the foregoing, the full Board will act as the Committee with respect to any awards granted to non-employee directors. In addition, the Committee may delegate to the chief executive officer and to other senior officers of FIS its duties under the EIP pursuant to such conditions or limitations as the Committee may establish.
     Securities Subject to the EIP. There are (1) 12,431,268 shares of FIS Common Stock reserved for issuance upon the exercise or settlement of outstanding awards that were issued under the EIP prior to the Merger, and which were assumed by FIS at the closing of the Merger, and (2) 13,180,880 shares of FIS Common Stock that are available for issuance with respect to future grants under the EIP. FIS Common Stock issued under the EIP may be treasury shares or authorized but unissued shares of FIS Common Stock, or a combination of the two. Subject to adjustment as provided below, (a) no individual will be eligible to receive awards with respect to more than 2,700,000 shares of FIS Common Stock during any calendar year and (b) no more than 7,306,875 shares of restricted stock or restricted stock units will be issued during the term of the EIP.
     Eligibility. In accordance with section 303A.08 of the NYSE Listed Company Manual, current employees, non-employee directors and consultants (or other service providers) of FIS and its subsidiaries, other than such individuals who, as of immediately prior to the Merger, were officers, key employees, non-employee directors and consultants (or other service providers) of FIS and its subsidiaries, are eligible for future awards under the EIP.
     Stock Options. Stock options are rights to purchase a specified number of shares of FIS Common Stock for a purchase price of not less than 100% of the fair market value of the FIS Common Stock on the date of grant. The Committee may not reduce the purchase price for FIS Common Stock pursuant to a stock option after the date of grant without the consent of FIS’ shareholders, except in accordance with certain exceptions set forth in the EIP. A stock option may not be exercisable for a period in excess of ten years from the date of grant. A stock option may be designated by the Committee in the award agreement as an NSO for all participants or, prior to the Merger, an ISO for employee participants. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, must comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) which, among other limitations, provides that the aggregate fair market value (determined at the time the option is granted) of FIS Common Stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000; that ISOs must be priced at not less than 100% of the fair market value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of FIS within the meaning of Section 422 of the Code); and that ISOs must be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of FIS). However, effective October 1, 2009, no ISOs may be granted under the EIP. The other restrictions and conditions relating to an option grant will be established by the Committee and set forth in the award agreement. The price at which shares of FIS Common Stock may be purchased under a stock option must be paid in full at the time of the exercise in cash or by means of tendering FIS Common Stock, either directly or by attestation, valued at fair market value on the date of exercise, or any combination thereof.

     Restricted Stock or Restricted Stock Unit Award. A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of FIS Common Stock in the future, for some or no monetary consideration, as the Committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the award agreement. Generally, the restriction period for an employee will not be less than three years; provided that the award may vest in installments over the restriction period. The Committee may grant fully vested restricted stock units to non-employee directors.
     Stock Appreciation Rights. SARs are grants of the right to receive, upon exercise, the difference between the fair market value of a share of FIS Common Stock on the date of exercise, and the grant value of each SAR. The grant value will not be less than 100% of the fair market value of the FIS Common Stock on the date of grant, as set forth in the award agreement. The difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (the “spread”), will be paid in shares of FIS Common Stock with a fair market value equal to the spread. However, FIS may, in the sole discretion of the Committee, elect to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the spread, or by the issuance of a combination of shares of FIS Common Stock and cash, in the proportions determined by the Committee, with a fair market value equal to the spread. The other restrictions and conditions of the SARs, including vesting, will be established by the Committee and set forth in the award agreement.
     Performance Stock or Performance Unit Award. Performance stock or a performance stock award is a grant of a right to receive shares of FIS Common Stock, or in the case of a performance unit award, a right to receive the increase in value of each unit in relation to the fair market value of one or more shares of FIS Common Stock if predetermined conditions are satisfied. The Committee may condition the grant of a performance stock award or a performance unit award upon the attainment of performance goals described in the EIP so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code or Section 409A of the Code. In no event shall the performance period be less than one year. The Committee may also condition the grant of a performance stock award or performance unit award upon such other conditions, restrictions and contingencies as the Committee may determine.
     Accelerated Vesting. Except to the extent an award agreement provides for a different result (in which case the award agreement will govern), if the participant’s employment is terminated by FIS or its affiliates for a reason other than cause (as defined in the EIP) within two years after a change in control (as defined in the EIP) occurring after the Merger, (a) each outstanding non-performance based stock option, SAR, restricted stock and restricted stock unit award shall automatically become fully and immediately vested, and (b) each performance-based award shall be vested at target (as defined in the award agreement). Any vesting rules or rules governing the period in which to exercise an Award provided for in a participant’s employment agreement or change of control agreement will govern an Award if more favorable to the participant than the vesting rules or rules governing the period in which to exercise otherwise applicable under an award agreement or the Plan.
     Termination of Employment or Service. In the event of termination of employment other than as a result of death, disability or certain other limited circumstances determined by the Committee (all as described in the EIP), a participant will generally have 90 days after termination to exercise stock options which were vested on the date of termination, unless the award agreement or an employment agreement or change of control agreement provides otherwise. Options granted prior to the Merger have special post-termination provisions that are described in the Section below titled “Provisions Relevant to Awards Granted Under Plan Prior to October 1, 2009.” The Committee has discretion to provide the period for which, and the extent to which, stock options remain exercisable in the event of termination of employment resulting from death or disability. A stock option granted to a non-employee director will generally terminate upon the earlier of the tenth anniversary of the grant date or the third anniversary of the termination of the participant’s service as a director. Restricted stock and restricted stock units are generally forfeited upon termination of employment or service.

     Fair Market Value. For purposes of the EIP, “Fair Market Value” means the fair market value of a share of FIS Common Stock as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee. If the Committee has not specified otherwise, “Fair Market Value” means the closing price of a share of FIS Common Stock as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported. If there is no regular public trading market for such FIS Common Stock, the Fair Market Value of the FIS Common Stock will be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.
     Assignability. Except in the event of a participant’s death, an award is not assignable or transferable, or payable to or exercisable by anyone other than the participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an award agreement or otherwise) may permit awards, other than ISOs, to be transferred to members of the participant’s immediate family, to trusts for the benefit of the participant and/or such immediate family members, and to partnerships or other entities in which the participant and/or such immediate family members own all the equity interests.
     Adjustments. In the event of certain changes in the capital structure of FIS, the Committee will make proportionate equitable adjustments to outstanding awards such that the net value of the award is not changed. Any adjustment action taken by the Committee will be conclusive and binding on all participants, FIS and their successors, assigns and beneficiaries.
     Tax Withholding. FIS has the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of FIS to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. FIS may defer making delivery with respect to FIS Common Stock obtained pursuant to an award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If FIS Common Stock is used to satisfy tax withholding, such stock will be valued based on the Fair Market Value when the NSO or SAR is exercised or the restricted stock or performance stock vests. In the case of restricted stock units or performance units, such stock will be valued when the restricted stock units or performance units are paid to a participant, in the case of income tax withholding, or when the restricted stock units or performance units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding. Shares of FIS Common Stock used to satisfy tax withholding obligations will be treated as issued for purposes of determining the number of shares remaining for grant of awards.
     Amendment or Discontinuance of the EIP. The Board may, at any time, amend or terminate the EIP. However, no amendment or termination may adversely affect the rights of any participant or beneficiary under any award granted under the EIP without the written consent of the affected participant prior to the date such amendment is adopted by the Board, except (1) to the extent necessary for participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code or (2) for adjustments permitted under the EIP. In addition, the Board may not, without further shareholder approval, adopt any amendment to the EIP for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the NYSE. Unless otherwise determined by the Committee, any modification or amendment will be made in a manner that will enable an award intended to be exempt from Section 409A of the Code to continue to be so exempt, or to enable an award intended to comply with Section 409A of the Code to continue to so comply.
     Government and Other Regulations. The EIP, and its grant and exercise of awards, and the obligations of FIS to sell and deliver shares of FIS Common Stock, will be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for FIS, be required.

Provisions Relevant to Awards Granted Under Plan Prior to October 1, 2009
     In connection with the completion of the Merger, and pursuant to the terms of the Merger Agreement, Metavante equity compensation awards outstanding at the time of the completion of the Merger were treated as follows:
     Options. Each outstanding option issued by Metavante prior to the Merger to acquire Metavante common stock was assumed by FIS in accordance with its terms and converted into an option to purchase a number of shares of FIS Common Stock equal to the product, rounded down to the nearest whole share, of the number of shares of Metavante common stock underlying such option immediately prior to the completion of the Merger multiplied by 1.35, at an exercise price per share of FIS Common Stock equal to the quotient, rounded up to the nearest whole cent, of the exercise price of such option immediately prior to the completion of the Merger divided by 1.35. A participant who terminates employment after October 1, 2009 will generally have five years after termination to exercise stock options which were vested on the date of termination.
     Restricted Share. Each outstanding restricted share of Metavante common stock issued by Metavante prior to the Merger was assumed by FIS in accordance with its terms and converted into a number of restricted shares of FIS Common Stock equal to the product, rounded down to the nearest whole number of shares of FIS Common Stock, of the number of shares of Metavante common stock underlying such restricted shares multiplied by 1.35.
     Performance Shares. Each outstanding performance share issued by Metavante prior to the Merger denominated in shares of Metavante common stock was assumed by FIS and converted into:
•	a number of restricted shares of FIS Common Stock equal to the product, rounded down to the nearest whole number of shares, of the number of shares of Metavante common stock underlying such performance share, at target, as of immediately prior to the Merger multiplied by a fraction, the numerator of which is the number of whole calendar months remaining in the performance period from and after the effective time of the Merger and the denominator of which is the total number of calendar months in the performance period, multiplied by 1.35, and which will become fully vested on the last day of the performance period applicable to the original performance shares; and

•	an amount in cash equal to the product of (A) the number of shares of Metavante common stock underlying the performance share, at target, as of immediately prior to the Merger multiplied by (B) a fraction, the numerator of which is the number of whole calendar months elapsed in the performance period through the effective time of the Merger and the denominator of which is the total number of calendar months in the performance period, multiplied by (C) the closing sale price of Metavante common stock immediately prior to the effective time of the Merger.
     Stock Units. Each stock unit issued by Metavante prior to the Merger was assumed by FIS in accordance with its terms and converted into a number of shares of FIS Common Stock (or an amount in cash in respect thereof for cash-settled Metavante stock units) equal to the product, rounded down to the nearest whole number of shares of FIS Common Stock, of (A) the number of shares of Metavante common stock underlying such unit immediately prior to the Merger multiplied by (B) 1.35.
CERTAIN FEDERAL INCOME TAX EFFECTS
     The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to you in light of your individual investment circumstances or if you are subject to special tax rules. You are urged to consult your tax advisor regarding the Federal, state and other tax consequences of your awards and of acquiring and holding the FIS Common Stock.
     NSOs. The grant of an NSO will have no federal income tax consequences to FIS or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and FIS will ordinarily be entitled to a deduction for such amount. Gains recognized on the exercise of options by employees will be subject to income and employment tax withholding. The holder of shares acquired upon exercise of an NSO will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).
     ISOs. The grant of an ISO will have no federal income tax consequences for FIS or a participant. The amount by which the fair market value of the shares acquired upon the exercise of an ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to FIS for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) FIS will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.
     Restricted Stock. The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. In both cases, the amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. FIS will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will generally equal the amount of ordinary income recognized by the participant, subject to the applicability of Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1 million paid to a named executive officer if it is not performance-based.
     Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant or vesting of restricted stock units. However, upon vesting, the then fair market value of the units is subject to income and employment tax withholding if the participant is an employee. The participant will recognize taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. If the participant is an employee, the ordinary income recognized on distribution is subject to income and employment tax withholding. Upon the distribution of shares to a participant with respect to restricted stock units, FIS will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. The basis of the shares of FIS Common Stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares plus any amount paid for the restricted stock units, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss. A participant’s holding period will commence on the date the shares are distributed to the participant.
     SARs. A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any FIS Common Stock received plus the amount of any cash received, and FIS will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. Gains recognized on the exercise of SARs by employees will be subject to income and employment tax withholding. The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss. A participant’s holding period will commence on the date the shares are distributed to such participant.
     Performance Stock and Performance Unit Awards. The grant of a performance stock or performance unit award will have no federal income tax consequences for FIS or a participant. Assuming the specified performance goals are attained, the participant will recognize ordinary income equal to the fair market value of the shares or cash received. FIS will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant, subject to the application of Section 162(m) of the Code. Upon the participant’s subsequent disposition of any shares, the participant will recognize capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.
     Certain Other Tax Issues. In addition, (i) officers and directors of FIS subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a Change of Control of the Company, payments relating to awards under the EIP, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (iv) the exercise of an Incentive Stock Option may have implications in the computation of alternative minimum taxable income.
     In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and a company’s principal executive officer (PEO) and the three other most highly compensated executive officers required to be named in the company’s executive compensation disclosure under the SEC disclosure rules (other than the principal financial officer, subject to certain exceptions (including a “performance-based” compensation exception).
     The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the EIP, including employment tax and state, local or foreign income tax consequences.
     TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
RESTRICTIONS ON RESALE
     If you are an “affiliate” (as defined in the Securities Act) of FIS, any shares acquired pursuant to the EIP may be resold only pursuant to the registration requirements of the Securities Act, or an applicable exemption such as Rule 144, if available. In addition, acquisitions and dispositions of the shares of FIS Common Stock or derivative securities by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within any period of less than six months may give rise to the right of FIS to recapture any profit from such transactions pursuant to Section 16(b) of the Exchange Act. Finally, all participants must comply with Rule 10b-5 of the Exchange Act, which prohibits trading in securities based on inside information.

USE OF PROCEEDS
     We will receive the exercise price of the options covered by this prospectus if and when such options are exercised. We currently intend to use the net proceeds from any exercises of these options for general corporate purposes.
PLAN OF DISTRIBUTION
     This prospectus covers the shares of our Common Stock that are reserved for issuance upon exercise of awards issued to former employees of Metavante under the Metavante 2007 Equity Incentive Plan and assumed by us in connection with our acquisition of Metavante. Former employees include executors, administrators, or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees. We are offering these shares of our Common Stock directly to the holders of these awards according to the terms of the agreements governing their awards. We are not using an underwriter in connection with this offering. These shares are expected to be listed for trading on the New York Stock Exchange.
LEGAL OPINIONS
     Ronald D. Cook, Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary of the Registrant, whose opinion with respect to the Common Stock is filed as Exhibit 5.1 hereto, is an officer of the Registrant and owns, as of August 31, 2009, approximately 175,044 shares of Common Stock, including shares that may be acquired within 60 days pursuant to the exercise of stock options.
EXPERTS
     The consolidated financial statements of FIS as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP include a paragraph that on July 2, 2008, FIS completed a spin-off of its Lender Processing Services segment.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Subject to certain limitations, our articles of incorporation eliminate the liability of our directors to us or our shareholders for monetary damages for any action taken, or any failure to take action, as a director to the extent permitted under the Georgia Business Corporation Code. Our bylaws require us, subject to certain limitations, to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action because the person is or was our director or officer against liability incurred in such proceeding, and to advance expenses to our officers and directors who are parties to an action for which indemnification may be sought. We have obtained an insurance policy covering our directors and officers against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. These policies include coverage for liabilities arising under the Securities Act of 1933.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$1,305.37
Legal Fees and Expenses	0
Accounting Fees and Expenses	0
Miscellaneous	0

Total	$1,305.37

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant’s amended and restated articles of incorporation eliminate the liability of its directors to the Registrant or its shareholders for monetary damages for any action taken, or any failure to take action, as a director to the extent permitted under the Georgia Code. The Registrant’s directors remain liable, however, for:
•	any appropriation, in violation of the director’s duties, of any business opportunity;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	unlawful corporate distributions as set forth in section 14-2-832 of the Georgia Code; or

•	any transactions from which the director received an improper personal benefit.
     If the Georgia Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the Georgia Code, as amended, without further action by the Registrant’s shareholders. These provisions in the Registrant’s amended and restated articles of incorporation may limit the remedies available to a shareholder in the event of breaches of any director’s duties.
     The Registrant’s amended and restated bylaws require it to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, or investigative, including any action or suit by or in the right of the Registrant, because the person is or was a director or officer of the Registrant against liability incurred in such proceeding. The Registrant’s amended and restated bylaws generally prohibit it from indemnifying any officer or director who is adjudged liable to the Registrant or is subjected to injunctive relief in favor of the Registrant for:
•	any appropriation, in violation of the director’s or officer’s duties, of any business opportunity;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	unlawful corporate distributions as set forth in section 14-2-832 of the Georgia Code; or

•	any transactions from which the director derived an improper personal benefit.
     The Registrant’s amended and restated bylaws require the Registrant, under certain circumstances, to advance expenses to its officers and directors who are parties to an action, suit, or proceeding for which indemnification may be sought. The Registrant’s amended and restated bylaws permit, but do not require, the Registrant to indemnify and advance expenses to its employees or agents who are not officers or directors to the same extent and subject to the same conditions that a corporation could, without shareholder approval under Section 14-2-856 of the Georgia Code. The Registrant’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.
ITEM 16. EXHIBITS
     The following Exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description
4.1	Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 6, 2006)

4.2	Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on February 6, 2006)

4.3	Form of certificate representing Fidelity National Information Services, Inc. Common Stock (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed on February 6, 2006)

5.1	Opinion of Counsel, as to the validity of the shares of Common Stock*

10.1	Amended and Restated Metavante 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on October 1, 2009)

23.1	Consent of Ronald D. Cook (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 2 on Form S-3.
ITEM 17. UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida, on October 1, 2009.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By:	/s/ Ronald D. Cook
	Name:	Ronald D. Cook
	Title:	Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 1, 2009.

Signatures	Title

/s/ Frank R. Martire Frank R. Martire	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ Michael D. Hayford Michael D. Hayford	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ James W. Woodall James W. Woodall	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

*	Director and Chairman
William P. Foley, II

*	Director and Vice Chairman
Lee A. Kennedy

*	Director
Thomas M. Hagerty

*	Director
Keith W. Hughes

*	Director
David K. Hunt

*	Director
Richard N. Massey

* By: /s/ Ronald D. Cook
Ronald D. Cook
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 6, 2006)

4.2	Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on February 6, 2006)

4.3	Form of certificate representing Fidelity National Information Services, Inc. Common Stock (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 filed on February 6, 2006)

5.1	Opinion of Counsel, as to the validity of the shares of Common Stock*

10.1	Amended and Restated Metavante 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on October 1, 2009)

23.1	Consent of Ronald D. Cook (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney*

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 2 on Form S-3